Exhibit 99.1

Acura Pharmaceuticals Receives 2015 Frost & Sullivan North American Opioid Oral Abuse-Deterrence Technology Innovation Award

Limitx™ Technology Recognized as Unique Among Existing Abuse Deterrent Technologies

Palatine, IL – (November 10, 2015) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company innovating abuse-deterrent drugs, announced that it received the 2015 North American Opioid Oral Abuse Deterrence Technology Innovation Leadership Award from independent analyst firm Frost & Sullivan.

Acura received the Award for its proprietary Limitx™ Technology, which is intended to reduce or limit the rate or extent of opioid release when multiple tablets are ingested.

This Frost & Sullivan Award recognized Acura for its innovative approach to addressing the most prevalent forms of opioid abuse and which offers the potential to become an industry standard. In selecting Acura, Frost & Sullivan industry analysts compared market participants and measured performance through interviews, analysis and secondary research to identify best practices in the industry.

To read the full report, visit www.acurapharm.com

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary LIMITX™, AVERSION® and IMPEDE® Technologies. LIMITX contains ingredients that are intended to reduce or limit the rate or extent of opioid release when multiple tablets are ingested. AVERSION contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages if the product is snorted. IMPEDE is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forwarding-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking results, performance, or achievements expressed or implied by such forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709

Renmark Financial Communications Inc.

Robert Thaemlitz: rthaemlitz@renmarkfinancial.com

Media – D. Elizabeth Culley: dculley@renmarkfinancial.com

(416) 644-2020 or (514) 939-3989

www.renmarkfinancial.com